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Exhibit (99)(i)(a)

STATEMENT OF CHIEF EXECUTIVE OFFICER

        The undersigned chief executive officer of Great Lakes Chemical Corporation hereby certifies that this Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 ("Periodic Report") fully complies with the requirements of section 13(a) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m) and that information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Great Lakes Chemical Corporation.

/s/ MARK P. BULRISS Mark P. Bulriss, Chief Executive Officer Dated: August 12, 2002

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  Exhibit (99)(i)(a)